TERM PROMISSORY NOTE
                                  (LIBOR/PRIME)


$3,00,000.00                                                       July 13, 1998


                  For value received, Trinitech Systems, Inc. (the "Borrower") hereby promises to pay to the order of The Chase Manhattan Bank (the "Bank") at its office at 1211 Avenue of the Americas, New York, New York 10036 for the account of the lending office of the Bank, the principal amount of Three Million Dollars ($3,000,000) (the "Loan") made by the Bank to the Borrower during the period of July 13, 1998 through January 30, 2000. Any loans made during this period may not be repaid until after January 30, 2000. Then commencing July 30, 2000, repayment will be made in 12 monthly installments of Eighty Three Thousand three hundred thirty three and 33/100 Dollars ($83,333.33) each on the 30th day of each month and ending June 30, 2001 and one final installment on July 30, 2001 (the "Maturity Date") in the amount necessary to repay in full the unpaid principal amount of this Note.

                  The Borrower promises to pay interest on the unpaid balance of the principal amount of the Loan from the date of the Loan to the last day of any Interest Period thereof at either (i) a floating rate per annum equal to the Prime Rate plus 0% (such Loan a "Prime Loan"); or (ii) a fixed rate per annum equal to the Adjusted Libor Rate applicable to such Loan plus 1.25% (such Loan a "Libor Loan"). Any principal not paid when due shall bear interest from and including the date due until paid in full at a rate per annum equal to the Default Rate. Interest shall be payable on the relevant Interest Payment Date and shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. No amount of principal that is repaid may be reborrowed.

                  All payments hereunder shall be made in lawful money of the United States and in immediately available funds. Any extension of time for the payment of the principal of this Note resulting from the due date falling on a non-Banking Day shall be included in the computation of interest. The date, amount, type and Interest Period(s) of, and the interest rate with respect to, the Loan evidenced hereby and all payments of principal thereof shall be recorded by the Bank on its books and, at the discretion of the Bank prior to any transfer of this Note at any other time, may be endorsed by the Bank on a schedule. The Bank may (but shall not be obligated to) debit the amount of any payment under this Note that is not made when due to any deposit account of the Borrower with the Bank. The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

                  1. DEFINITIONS. The terms listed below shall be defined as follows:

                  "Adjusted Libor Rate" shall mean the Libor Rate for such Loan divided by one minus the Reserve Requirement.

                  "Banking Day" shall mean any day on which commercial banks are not authorized or required to close in New York City and whenever such day relates to a Libor Loan or notice with respect to any Libor Loan, a day on which dealings in U.S. dollar deposits are also carried out in the London interbank market.

                  "Default Rate" means, in respect of any amount not paid when due, a rate per annum during the period commencing on the due date until such amount is paid in full equal to: (a) if a Prime Loan, a floating rate of 2% above the interest rate of interest thereon (including any margin); (b) if a Libor Loan, a fixed rate of 2% above the rate of interest in effect thereon (including any margin) at the time of default until the last day of the Interest Period thereof and, thereafter, a floating rate of 2% above the rate of interest for a Prime Loan (including any margin).

                  "Facility Documents" shall mean this Note and any other documents, instruments, or agreements delivered as security or collateral for, or a guaranty of, the Loans, or in connection with, or as support for, any of the foregoing, whether by the Borrower or a Third Party, and any updates or renewals thereof.

                  "Head Office" shall mean the head office of the Bank, currently located at 270 Park Avenue, New York, New York 10017.

                  "Interest Payment Date" shall mean (i) the last Banking Day of each calendar month; and (ii) on any payment of principal.

                  "Interest Period" shall mean (i) with respect to a Prime Loan, the period commencing on the date such Prime Loan is made and ending on the date recorded by the Bank on its books or if such day is not a Banking Day, then on the immediately succeeding Banking Day; and (ii) with respect to a Libor Loan, the period commencing on the date such Libor Loan is made and ending on the numerically corresponding day One calendar month thereafter, as recorded by the Bank on its books, or if such day is not a Banking Day, then on the immediately succeeding Banking Day; provided that such Banking Day would fall in the next calendar month, such Interest Period shall end on the immediately preceding Banking Day; provided further, an Interest Period shall end on the day on which a payment in respect of the principal a,mount of the respective Libor Loan is due; and provided further, that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month. No Interest Period may extend beyond the Maturity Date.

                  "Libor Rate" shall mean the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Banking Days prior to the first day of such Loan for the offering by the Bank to leading banks in the London interbank market of U.S. dollar deposits having a term comparable to such Loan and in an amount comparable to the principal amount of such Loan.

                  "Prime Rate" shall mean that rate of interest from time to time announced by the Bank at the Head Office as its prime commercial lending rate.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System.

                  "Regulatory Change" shall mean any change after the date of this Note in United States federal, state or municipal laws or any foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, including the Bank, of or under any United States federal, state or municipal laws or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Reserve Requirement" shall mean, for any Libor Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the term of such Loan under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion U.S. dollars, or as otherwise established by the Board of Governors of the Federal Reserve System and any other banking authority to which the Bank is subject, against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (x) any category of liabilities which includes deposits by reference to which the Libor Rate is to be determined or (y) any category of extensions of credit or other assets which include Libor Loans. The Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Third Party" shall mean any party liable with respect to, or otherwise granting support for, this Note, whether by guaranty, subordination, grant of security or otherwise.

                  2. CONVERSIONS, RENEWALS AND PREPAYMENTS. (a) The Loan may be outstanding as either a Prime Loan or one or more Libor Loans; provided, however, no Libor Loan shall be in a minimum amount equal to less than $500,000. Subject to the provisions of this Note, the Borrower shall have the right to convert one type of Loan into another type of Loan on the last day of an Interest Period of a Libor Loan or at any time for a Prime Loan, or renew any Libor Loan as a Libor Loan on the last day of an Interest Period of such Libor Loan, provided that: (i) the Borrower shall give the Bank irrevocable notice by 12:00 Noon New York City time three (3) Banking Days prior to conversion into or renewal as a Libor Loan and on or before the date of the conversion into a Prime
Loan: (ii) each Libor Loan shall be in an amount at least equal to any principal payment due on the last day of the Interest Period of the respective Libor Loan, and (iii) if the Borrower shall fail to give notice to the Bank of the renewal of any

Libor Loan as provided herein, such Libor Loan shall automatically become a Prime Loan on the last day of the Interest Period thereof.

                  (b) The Borrower shall have the right to make prepayments of principal at any time or from time to time, provided that: (i) the Borrower shall give the Bank irrevocable notice of each prepayment by 12:00 noon New York City time three (3) Banking Days prior to prepayment of a Libor Loan and by 12:00 noon New York City time on the date of prepayment of a Prime Loan; (ii) Libor Loans may be prepaid prior to their Interest Period only if accompanied by payment of the additional compensation calculated in accordance with paragraph 5 below; and (iii) all prepayments shall be in a minimum amount equal to the lesser of $100,000 or the unpaid principal amount of this Note.

                  3. ADDITIONAL COSTS. (a) If as a result of any Regulatory Change which (i) changes the basis of taxation of any amounts payable to the Bank under the Note (other than taxes imposed on the overall net income of the Bank or the lending office by the jurisdictions in which the Head Office of the Bank or the lending office are located) or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessments, minimum capital, capital ratios or similar requirements relating to any extension of credit or other assets of, or any deposits with or other liabilities of the Bank, or (iii) imposes any other condition affecting this Note, the Bank determines (which determination shall be conclusive absent manifest error) that the cost to it of making or maintaining a Libor Loan is increased or any amount received by the Bank under this Note is reduced, then the Borrower will pay to the Bank on demand an additional amount that the Bank determines will compensate it for the increased cost or reduction in amount.

                  (b) Without limiting the effect of the foregoing provisions of this Section 3 (but without duplication), the Borrower shall pay to the Bank from time to time on request such amounts as the Bank may determine to be necessary to compensate the Bank for any costs which it determines are attributable to the maintenance by it or any of its affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not have the force of law and whether in effect on the date of this Note or thereafter) of any court or governmental or monetary authority of capital in respect of the Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of the bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request).

                  4. UNAVAILABILITY, INADEQUACY OR ILLEGALITY OF LIBOR RATE. Anything herein to the contrary notwithstanding, if the Bank determines (which determination shall be conclusive) that:

                  (a) quotations of interest rates for the relevant deposits referred to in the definition of Libor Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for a Libor Loan; or

                  (b) the definition of Libor Rate does not adequately cover the cost to the Bank of making or maintaining a Libor Loan; or

                  (c) as a result of any Regulatory Change (or any change in the interpretation thereof) adopted after the date hereof, the Head Office of the Bank or the lending office is subject to any taxes, reserves, limitations, or other charges, requirements or restrictions on any claims of such office on non-United States residents (including, without limitation, claims on non-United States offices or affiliates of the Bank) or in respect of the excess above a specified level of such claims; or

                  (d) it is unlawful for the Bank or the lending office to maintain any Libor Loan at the Libor Rate;

THEN, the Bank shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, any existing Libor Loan shall bear interest as a Prime Loan and the Bank shall make no Libor Loans.

                  5. CERTAIN COMPENSATION. If for any reason there is a principal payment of a Libor Loan on a date other than the last day of the Interest Period of such Libor Loan (whether by prepayment, acceleration or otherwise), the Borrower will pay to the Bank such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate the Bank for any loss, cost or expense which the Bank determines is attributable to such payment.

                  Without limiting the generality of the preceding paragraph, such compensation shall include an amount equal to the excess, if any of (i) the amount of interest which otherwise would have accrued on the principal amount so paid for the period from the date of such payment to the last day of the Interest Period at a rate per annum equal to the sum of the then applicable Libor Rate (plus any margin) over (ii) the interest component of the amount the Bank would have bid in the Libor interbank market for deposits in U.S. dollars of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by the Bank).

                  6. REPRESENTATIONS. The Borrower represents and warrants that:

                  Each conversion or renewal request by the Borrower under this Note shall constitute a representation and warranty that the statements above are true and correct both on the date of such request and on the date of the conversion or renewal. Each conversion or renewal request shall also constitute a representation that no event of default under this Note has occurred and is continuing or would result from such conversion or renewal.

                  7. EVENTS OF DEFAULT. If any of the following events of default shall occur and be continuing:

                  (a) the Borrower shall fail to pay the principal of, or interest on, this Note, or any other amount payable under this Note, as and when due and payable;

                  (b) any representation or warranty made or deemed made by the Borrower in this Note or by the Borrower or any Third Party in any Facility Document to which it is a party, or in any certificate, document, opinion or financial or other statement furnished under or in connection with a Facility Document, shall prove to have been incorrect in any material respect on or after the date hereof;

                  (c) the Borrower or any Third Party shall fail to perform or observe any term, covenant or agreement contained in any Facility Document on its part to be performed or observed;

                  (d) the Borrower or any Third Party shall fail to pay when due any of its indebtedness (including, but not limited to, indebtedness for borrowed money) or any interest or premium thereon when due (whether by scheduled maturity, acceleration, demand or otherwise);

                  (e) the Borrower or any Third Party: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as its debts become due; (ii) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for its or a substantial part of its assets;
(iii) shall commence any proceeding under any law relating to bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation;;
(iv) shall have had any such petition filed, or any such proceeding shall have been commenced against it, in which an adjudication is made or order for relief is entered or which remains undismissed for a period of 30 days; (v) shall have had a receiver, custodian or trustee appointed for all or a substantial part of its property; or (vi) takes any action effectuating, approving or consenting to any of the events described in clauses (i) through (v);

                  (f) the Borrower or any Third Party shall die, dissolve or for any reason cease to be in existence or shall merger or consolidate; or if the Borrower or any Third Party is a partnership, limited liability partnership or limited liability company, any general partner, partner or member, respectively, shall die, dissolve or for any reason cease to be in existence or cease to be a partner or member, as the case may be, or shall merge or consolidate;

                  (g) the Borrower or any Third Party is involved in a proceeding which may result in a forfeiture of all or a substantial part of the Borrower's or any Third Party's assets or a material judgment is entered against the Borrower or any Third Party'

                  (h) there is, in the opinion of the Bank, a material adverse change in the business, prospects or financial condition of the Borrower;

                  (i) any Facility Document granting a security interest at any time and for any reason shall cease to create a valid and perfected first priority security interest in and to the property purported to be subject to the Facility Document or ceases to be in full force and effect or is declared null and void, or the validity or enforceability of any Facility Document is contested by any party to the Facility Document, or such signatory to the Facility Document denies it has any further liability or obligation under the Facility Document;

THEN, the Bank may, by notice to the Borrower, declare any commitment terminated and the unpaid principal amount of this Note, accrued interest thereon and all other amounts payable under this Note due and payable whereupon the same shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, provided that in the case of an event of default described in clause
(e) above, any commitment shall be immediately terminated and the unpaid principal amount of this Note, accrued interest and other amounts payable under this Note shall be immediately due and payable.

                  8. EXPENSES. The Borrower agrees to reimburse the Bank on demand for all costs, expenses and charges (including without limitation, fees and charges of counsel and costs allocated by internal legal counsel) in connection with the preparation or modification of the Facility Documents, performance or enforcement of the Facility Documents, or the defense or prosecution of any rights of the Bank pursuant to any Facility Documents.

                  9. JURISDICTION. The Borrower hereby irrevocably submits to the jurisdiction of any New York state or United States federal court sitting in New York City over any action or proceeding arising out of this Note, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be held and determined in such New York state or federal court. The Borrower hereby further irrevocably consents to the service of process in any such action or proceeding in either of said courts by mailing thereof by the Bank by registered or certified mail, postage prepaid, to the Borrower at its address specified on the signature page hereof, or at the Borrower's most recent mailing address as set forth in the records of the Bank.

                  The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit or proceeding in such state and hereby waives any defense on the basis of an inconvenient forum. Nothing herein shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction.

                  10. WAIVER OF JURY TRIAL.

                  THE BORROWER AND THE BANK EACH WAIVE ANY RIGHT TO JURY TRIAL.

                  11. MISCELLANEOUS. (a) The provisions of this Note are intended to be several. If for any reason any provisions of this Note shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceabilty without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions thereof in any jurisdiction.

                  (b) No amendment, modification, supplement or waiver of any provision of this Note nor consent to departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Borrower and the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (c) No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  (d) As used  herein,  the  term  Borrower  shall  include  all signatories hereto, if more than one. In such event, the obligations, representations and warranties of the Borrower hereunder shall be joint and several. This Note shall be binding on the Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns, except that the Borrower may not delegate any of its obligations hereunder without the prior written consent of the Bank.

                  (e) Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Bank limiting rates of interest which may be charged or collected by the Bank.

                  (f) Unless otherwise agreed in writing, notices shall be given to the Bank and the Borrower at their telecopier numbers (confirmed by telephone to their telephone numbers) or address set forth in the signature page of this Note, or such other telecopier (and telephone) number or address communicated in writing by either such party to the other. Notices to the Bank shall be effective upon receipt.

                  (g) The obligations of the Borrower under Sections 3, 5, 8, 9, and 10 hereof shall survive the repayment of the Loans.

                  (h) Each reference herein to the Bank shall be deemed to include its successors, endorsees, and assigns, in whose favor the provisions hereof shall inure. Each reference herein to the Borrower shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of the Borrower, all of whom shall be bound by the provisions hereof.

                  12. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York, provided that such choice of law is not intended to limit the maximum rate of interest which may be charged or collected by the Bank hereunder if the Bank may, under the laws applicable to it, charge or collect interest at a higher rate than is permissible under the laws of said state.

ADDRESS FOR NOTICES TO
BANK

The Chase Manhattan Bank
1211 Avenue of the Americas
New York, New York 10036
Attn: A. Michael Frahlich
Telecopier:  (212) 596-3067
Telephone:  (212) 789-6057


TRINITECH SYSTEMS, INC.


By:      /s/ Peter K. Hansen
         --------------------
         Name:Peter K. Hansen
         Title: President

ADDRESS FOR NOTICES:

333 Ludlow Street
Stamford Harbor Park
Stamford, CT 06902
Telecopier: (203) 425-5100
Telephone: (203) 425-8000

                                ENDORSEMENT NO. 1
                               TO PROMISSORY NOTE

                  ENDORSEMENT NO. 1 dated as of July 17, 1998 to the Promissory Note dated July 13, 1998 (the "Note") by TRINITECH SYSTEMS, INC., a New York corporation (the "Borrower") in favor of THE CHASE MANHATTAN BANK, a New York banking corporation (the "Bank").

                  WHEREAS, the Borrower has executed and delivered to the Bank the Note; and

                  WHEREAS, the Bank desires to amend the Note on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  1. The first paragraph of the Note is hereby amended by deleting the entire paragraph and inserting in its place the following:

                           "For value received, TRINITECH SYSTEMS, INC. (the "Borrower") hereby promises to pay to the order of THE CHASE MANHATTAN BANK (the "Bank") at its office at 1211 Avenue of the Americas, New York, New York 10036, for the account of the lending office of the Bank, the lesser of the principal amount of THREE MILLION DOLLARS ($3,000,000) or the aggregate principal amount of all loans made by the Bank to the Borrower and recorded on any schedules attached hereto, whichever is less (the "Loan or Loans"). Subject to the terms of this Note, Borrower may request to borrow from the Bank from the date hereof until January 30, 2000, provided the maximum principal amount which may be outstanding under this Note may not exceed $3,000,000. Borrower may not repay any principal amount hereunder prior to January 30, 2000, provided that Borrower may prepay any outstanding principal under the Note on or after February 1, 2000, subject to the terms of this Note, with any such principal prepayment to be applied to the principal installment due pursuant to the next sentence in the inverse order of maturity thereof. Commencing on July 30, 2000, repayment will be made in 12 monthly installments of EIGHTY THREE THOUSAND THREE HUNDRED THIRTY THREE and 33/100 DOLLARS ($83,333.33) each on the 30th day of each month and ending June 30, 2001 with the final installment due on July 30, 2001 (the "Maturity Date") in the amount equal to the unpaid principal amount of this Note."

                  Except as otherwise expressly provided herein, the terms and conditions of the Note shall continue in full force and effect.

                  This Endorsement No. 1 shall be governed by and construed in accordance with the law of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Endorsement No. 1 to be duly executed and delivered by their proper and duly amortized officers as of the day and year first above written.


                                             TRINITECH SYSTEMS, INC.


                                             By: /s/ Peter K. Hansen
                                                 -----------------------
                                                 Name: Peter K. Hansen
                                                 Title: CEO

                                             THE CHASE MANHATTAN BANK


                                             By: /s/ Michael Frahlich
                                                 ----------------------
                                                 Name: Michael Frahlich
                                                 Title: Vice-President